    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1998

                                                      REGISTRATION NO. 333-67231
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                           -------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                              CSK AUTO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           -------------------------

       DELAWARE                   5531                  86-0765798
    (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION              INDUSTRIAL         IDENTIFICATION NUMBER)
  OF INCORPORATION OR      CLASSIFICATION CODE
     ORGANIZATION)               NUMBER)

               645 E. MISSOURI AVENUE                                    MAYNARD L. JENKINS
               PHOENIX, ARIZONA 85012                                  645 E. MISSOURI AVENUE
                   (602) 265-9200                                      PHOENIX, ARIZONA 85012
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                            (602) 265-9200
    NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S              (NAME, ADDRESS, INCLUDING ZIP CODE, AND
            PRINCIPAL EXECUTIVE OFFICES)                       TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                                       OF AGENT FOR SERVICE)

                           -------------------------

                          COPIES OF COMMUNICATIONS TO:

               RICHARD M. RUSSO, ESQ.                                   JEFFREY SMALL, ESQ.
            GIBSON, DUNN & CRUTCHER LLP                             DEANNA L. KIRKPATRICK, ESQ.
               1801 CALIFORNIA STREET                                  DAVIS POLK & WARDWELL
                     SUITE 4100                                         450 LEXINGTON AVENUE
               DENVER, COLORADO 80202                                 NEW YORK, NEW YORK 10017
                   (303) 298-5700                                          (212) 450-4000
             (FACSIMILE) (303) 296-5310                              (FACSIMILE) (212) 450-4800

                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The registrant's expenses in connection with this Offering are set forth below. All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee are estimated.

Securities and Exchange Commission registration fee.........  $ 60,775
NASD filing fee.............................................    22,631
Printing expenses...........................................   150,000
Accounting fees and expenses................................   100,000
Legal fees and expenses.....................................   200,000
Miscellaneous...............................................    66,594
                                                              --------
          Total.............................................  $600,000
                                                              ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provisions for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by the DGCL, the registrant's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the registrant and its stockholders (through stockholders' derivative suits on behalf of the registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

     In addition, the Charter provides that the registrant may indemnify any person who was or is a party or who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the registrant to procure judgment in its favor), whether civil, criminal, administrative or investigative, by reason of the fact the he or she is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of any other corporation or enterprise, from and against any and all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The Charter also provides that the indemnification provided in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the registrant or any other corporation or enterprise against expense liability or loss whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL or under the Charter.

     The registrant's Amended and Restated By-Laws (the "Bylaws") provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of any other corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     The Bylaws also provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

     The Bylaws also provide that to the extent a director or officer of the registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The registrant has not issued or sold securities within the past three years pursuant to offerings that were not registered under the Securities Act, except as follows:

          (a) On October 30, 1996, the registrant converted all of its issued and outstanding shares of common stock into 427,836 (7,318,135 giving effect to the 17.105-for-1 stock split (the "Stock Split")) shares of Class A Common Stock, 77,164 (1,319,890 giving effect to the Stock Split) shares of Class C Common Stock, 5,000 (85,525 giving effect to the Stock Split) shares of Class D Common Stock and 100 (1,710 giving effect to the Stock Split) shares of Class F Common Stock.

          (b) On October 30, 1996, the registrant issued and sold 490,000 (8,381,450 giving effect to the Stock Split) shares of Class E Common Stock to Cantrade Trust Company Limited, in its capacity as trustee of the Carmel Trust, at approximately $206 ($12.04 giving effect to the Stock Split) per share, or an aggregate offering price of approximately $100,940,000.

          (c) On October 30, 1996, the registrant issued and sold a Class A Stock Purchase Warrant to Investcorp Bank E.C. for $10.00.

          (d) On October 30, 1996, the registrant issued and sold $10,000,000 aggregate principal amount of 12% Subordinated Series A Notes due October 31, 2008 to TransAtlantic Finance, Ltd.

          (e) On October 30, 1996, the registrant issued and sold $40,000,000 aggregate principal amount of 12% Subordinated Series B Notes due October 31, 2008 to Southwest Finance, Ltd. In connection with this transaction, a $4,000,000 fee was paid to Southwest Finance, Ltd.

          (f) On December 8, 1997, the registrant issued and sold approximately 54,498 (932,181 giving effect to the Stock Split) shares of Class C Common Stock to South Bay Limited at approximately $206 ($12.04 giving effect to the Stock Split) per share, or an aggregate offering price of approximately $11,226,588. In connection with this transaction, a $1,000,000 equity placement fee was paid to Investcorp Bank E.C.

          (g) On December 8, 1997, the registrant issued and sold approximately 52,360 (895,618 giving effect to the Stock Split) shares of Class E Common Stock to Transatlantic Finance, Inc. at approximately $206 ($12.04 giving effect to the Stock Split) per share, or an aggregate offering price of approximately $10,786,160.

          (h) On various dates from October 30, 1996 through November 2, 1997, pursuant to the registrant's 1996 Associate Stock Option Plan and the registrant's 1996 Executive Stock Option Plan (collectively, and as amended from time to time, the "Plans"), the Company awarded to key employees of CSK Auto, Inc. non-qualified incentive stock options, exercisable in whole or in part at approximately $206 ($12.04 giving effect to the Stock Split) per share, to purchase an aggregate of 52,691 (901,279 giving effect to the Stock Split) shares of Class B Common Stock ("Class B Shares"). On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock to the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.

          (i) On various dates from November 3, 1997 through February 16, 1998, pursuant to the 1996 Executive Stock Option Plan, the registrant issued additional non-qualified incentive stock options, exercisable in whole or in part at approximately $206 ($12.04 giving effect to the Stock Split) per share, to purchase 99 (1,693 giving effect to the Stock Split) Class B Shares. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.


          (j) On various dates from November 3, 1997 through February 16, 1998, pursuant to the 1996 Associate Stock Option Plan, the registrant issued additional non-qualified incentive stock options, exercisable in whole or in part at approximately $342 ($20.00 giving effect to the Stock Split) per share, to purchase 4,689 (80,205 giving effect to the Stock Split) Class B Shares. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.


          (k) In connection with the execution of his employment agreement in November 1996, the registrant granted James Bazlen an option exercisable in whole or in part at a price of approximately $206 ($12.04 giving effect to the Stock Split) per share for 17,500 (299,337 giving effect to the Stock Split) shares of Class B Stock. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.

          (l) In connection with the execution of his employment agreement in January 1997, the registrant granted Maynard Jenkins an option exercisable in whole or in part at a price of approximately $206 ($12.04 giving effect to the Stock Split) per share for 23,500 (401,967 giving effect to the Stock Split) shares of Class B Stock. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.

          (m) In December 1997, 22 members of the registrant's management purchased an aggregate of 10,559 (180,600 giving effect to the Stock Split) Class B Shares at a price of approximately $206 ($12.04 giving effect to the Stock Split) per share, or an aggregate offering price of approximately $2,175,154, pursuant to Management Stock Purchase Agreements. These individuals received secured loans from the registrant pursuant to its 1997 Stock Loan Program in an aggregate amount equal to the purchase price of 4,943 (84,550 giving effect to the Stock Split) Class B Shares, or an aggregate principal amount of approximately $1,018,258. At the time of these purchases, the registrant agreed to grant one non-qualified stock option exercisable in whole or in part at approximately $206 ($12.04 giving effect to the Stock Split) in respect of each Class B Share, purchased without the benefit of the 1997 Stock Loan Program, to such purchasers, for a total of 5,616 (96,061 giving effect to the Stock Split) Class B Shares. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.

          (n) In February 1998, the registrant granted Maynard Jenkins an option, exercisable in whole or in part at a price of approximately $206 ($12.04 giving effect to the Stock Split) per share for 2,335 (39,940 giving effect to the Stock Split) shares of Class B Stock. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.

          (o) In February 1998, the registrant granted Maynard Jenkins an option, exercisable in whole or in part at a price of approximately $342 ($20.00 giving effect to the Stock Split) per share for 12,665 (216,634 giving effect to the Stock Split) shares of Class B Stock. On the closing of the registrant's initial public offering, each option became exercisable for an identical number of shares of common stock as the number of Class B Shares for which it was exercisable prior to the offering, at the same price per share.

     The transaction set forth in paragraph (a) above was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof. The transactions set forth in paragraphs
(b) through (g) above were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, as sales not involving a public offering. The transactions set forth in paragraphs (h) through (o) above were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated under the Securities Act, as sales by an issuer to employees, directors, officers, consultants or advisors pursuant to written compensatory benefit plans or written contracts relating to the compensation of such persons. The purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements. The registrant believes that exemptions other than those specified above may exist with respect to the transactions set forth above. On September 15, 1998, the registrant filed a registration statement on Form S-8 to register the issuance of shares of common stock pursuant to the exercise of options granted in the transactions described in paragraphs (h) through (j) and (m) above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


 EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBITS
 1.01       Form of Underwriting Agreement.
 3.01***    Restated Certificate of Incorporation of the Company.
 3.02***    Certificate of Correction to the Restated Certificate of
            Incorporation of the Company.
 3.03***    Amended and Restated By-laws of the Company.
 4.01*      Indenture, dated as of October 30, 1996, by and among CSK
            Auto, Inc. ("Auto"), Kragen Auto Supply Co., Schuck's
            Distribution Co. and The Bank of New York (as successor to
            Wells Fargo Bank, N.A.), as Trustee, including form of Note.
 4.02**     Amended and Restated Credit Agreement, dated as of December
            8, 1997, among Auto, the several Lenders from time to time parties thereto, The Chase Manhattan Bank, as administrative agent for the Lenders, and Lehman Commercial Paper Inc., as documentation agent for the Lenders and Chase Securities
            Inc., as arranger.
 4.03**     Form of Common Stock certificate.
 5.01       Opinion of Gibson, Dunn & Crutcher LLP.
10.01****   Amended and Restated Employment Agreement, dated as of June
            12, 1998, between Auto and James Bazlen.
10.02++     Stock Option Agreement, dated November 1, 1996, between the
            Company and James Bazlen.
10.03*      Amended and Restated Participation Agreement, dated June 19,
            1996, between Auto and James Bazlen.
10.04****   Amended and Restated Employment Agreement, dated as of June
            12, 1998, between Auto and Maynard Jenkins.
10.05**     Promissory Note of Maynard Jenkins, dated December 21, 1997.
10.06**     Stock Pledge Agreement between the Company and Maynard
            Jenkins, dated December 21, 1997.
10.07.1**   Stock Acquisition Agreement, dated January 27, 1997, among
            Maynard Jenkins, Auto and the Company.
10.07.2     Form of First Amendment to Stock Acquisition Agreement.
10.08++     Stock Option Agreement, dated January 27, 1997, between the
            Company and Maynard Jenkins.
10.09**     Stock Option Agreement, dated February 1, 1998, between the
            Company and Maynard Jenkins.
10.10**     Stock Option Agreement, dated March 9, 1998, between the
            Company and Maynard Jenkins.
10.11++     Restated 1996 Associate Stock Option Plan.

 EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBITS
10.12++     Restated 1996 Executive Stock Option Plan.
10.13*      1996 General and Administrative Staff Incentive Compensation
            Plan.
10.14****   CSK Auto Corporation Directors Stock Plan.
10.15       Form of Restricted Stock Agreement, dated as of June 12,
            1998, between the Company and John F. Antioco.
10.16       Form of Restricted Stock Agreement, dated as of October 7,
            1998, between the Company and Morton Godlas.
10.17*      Real Estate Financing Agreement, dated as of October 30,
            1996, between Cantrade Trust Company Limited, in its
            capacity as trustee of The Carmel Trust, and Auto.
10.18*      Amended and Restated Lease, dated October 23, 1989 (the
            'Missouri Falls Lease'), between Auto and Missouri Falls
            Associates Limited Partnership.
10.19*      First Amendment to the Missouri Falls Lease, dated November
            22, 1991, between Auto and Missouri Falls Associates Limited
            Partnership.
10.20*      Amendment to Leases, dated as of October 30, 1996, by and
            between Missouri Falls Associates Limited Partnership and
            Auto.
10.21*      Financing Advisory Agreement, dated October 30, 1996,
            between Auto and Investcorp International Inc.
10.22*      Financial Advisory Services Letter Agreement, dated October
            30, 1996, between Auto and Investcorp International Inc.
10.23*      Standby Loan Commitment Letter Agreement, dated October 30,
            1996, between Auto and Invifin S.A.
10.24*      Agreement for Management Advisory, Strategic Planning and
            Consulting Services, dated October 30, 1996, between Auto
            and Investcorp International Inc.
10.25*      Stockholders' Agreement, dated October 30, 1996, by and
            among the Initial Investcorp Group, Cantrade Trust Company
            Limited in its capacity as trustee of The Carmel Trust, the
            Company and Auto.
10.25.1**   Form of Supplemental Stockholders' Agreement Signature Page.
10.25.2     Amendment to the Stockholders' Agreement, dated June 12,
            1998.
10.25.3     Form of Letter Agreement re: Stockholders' Agreement.
10.26*      Stock Purchase Agreement, dated September 29, 1996.
10.27**     Senior Executive Stock Loan Plan.
10.28**     Form of Stock Purchase Agreement.
16.01**     Letter of Price Waterhouse LLP re: Change in Certifying
            Accountant.
21.01++     Subsidiaries of the Company.

 EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBITS
23.01++     Consent of PricewaterhouseCoopers LLP.
23.02       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
            5.01).
24.01++     Powers of Attorney (included on Signature Pages of
            Registration Statement).


------------------------------
   + To be filed by amendment.

  ++ Previously filed.

   * Incorporated herein by reference to CSK Auto, Inc.'s Registration Statement on Form S-4 (File No. 333-22511).

  ** Incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 333-43211).

 *** Incorporated herein by reference to the Company's Annual Report on Form
     10-K, filed on May 4, 1998 (Reg. No. 001-13927).

**** Incorporated herein by reference to the Company's Quarterly Report on Form
     10-Q, filed on September 11, 1998 (Reg. No. 001-13927).

     (b) Financial Statement Schedule for the three years ended February 1, 1998: Schedule II -- Valuation and Qualifying Accounts and reports of independent accountants thereon.

     (c) Report, Opinion or Appraisal from an Outside Party: None applicable.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on December 8, 1998.


                                      CSK AUTO CORPORATION

                                      By: /s/ MAYNARD L. JENKINS
                                         ---------------------------------------
                                          Maynard L. Jenkins
                                          Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 has been signed by the following persons in the capacities indicated on December 8, 1998.


NAME                                                         TITLE

/s/ MAYNARD L. JENKINS                     Chairman of the Board and Chief Executive
-----------------------------------------  Officer (Principal Executive Officer)
Maynard L. Jenkins

/s/ JAMES G. BAZLEN                        President, Chief Operating Officer and
-----------------------------------------  Director
James G. Bazlen

*                                          Director
-----------------------------------------
John F. Antioco

*                                          Director
-----------------------------------------
Morton Godlas

*                                          Director
-----------------------------------------
Jon P. Hedley

*                                          Director
-----------------------------------------
Edward G. Lord, III

*                                          Director
-----------------------------------------
Christopher J. O'Brien

*                                          Director
-----------------------------------------
Charles J. Philippin

NAME                                                         TITLE
*                                          Director
-----------------------------------------
Robert Smith

*                                          Director
-----------------------------------------
Christopher J. Stadler

*                                          Director
-----------------------------------------
Eddie Trump

*                                          Director
-----------------------------------------
Jules Trump

*                                          Director
-----------------------------------------
Savio W. Tung

/s/ DON W. WATSON                          Senior Vice President, Chief Financial
-----------------------------------------  Officer and Treasurer (Principal
Don W. Watson                              Financial Officer and Principal
                                           Accounting Officer)

*By: /s/ DON W. WATSON
     ------------------------------------
     Don W. Watson
     Attorney-in-fact

                               INDEX OF EXHIBITS


 EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBITS
 1.01       Form of Underwriting Agreement.
 3.01***    Restated Certificate of Incorporation of the Company.
 3.02***    Certificate of Correction to the Restated Certificate of
            Incorporation of the Company.
 3.03***    Amended and Restated By-laws of the Company.
 4.01*      Indenture, dated as of October 30, 1996, by and among CSK
            Auto, Inc. ("Auto"), Kragen Auto Supply Co., Schuck's
            Distribution Co. and The Bank of New York (as successor to
            Wells Fargo Bank, N.A.), as Trustee, including form of Note.
 4.02**     Amended and Restated Credit Agreement, dated as of December
            8, 1997, among Auto, the several Lenders from time to time parties thereto, The Chase Manhattan Bank, as administrative agent for the Lenders, and Lehman Commercial Paper Inc., as documentation agent for the Lenders and Chase Securities
            Inc., as arranger.
 4.03**     Form of Common Stock certificate.
 5.01       Opinion of Gibson, Dunn & Crutcher LLP.
10.01****   Amended and Restated Employment Agreement, dated as of June
            12, 1998, between Auto and James Bazlen.
10.02++     Stock Option Agreement, dated November 1, 1996, between the
            Company and James Bazlen.
10.03*      Amended and Restated Participation Agreement, dated June 19,
            1996, between Auto and James Bazlen.
10.04****   Amended and Restated Employment Agreement, dated as of June
            12, 1998, between Auto and Maynard Jenkins.
10.05**     Promissory Note of Maynard Jenkins, dated December 21, 1997.
10.06**     Stock Pledge Agreement between the Company and Maynard
            Jenkins, dated December 21, 1997.
10.07.1**   Stock Acquisition Agreement, dated January 27, 1997, among
            Maynard Jenkins, Auto and the Company.
10.07.2     Form of First Amendment to Stock Acquisition Agreement.
10.08++     Stock Option Agreement, dated January 27, 1997, between the
            Company and Maynard Jenkins.
10.09**     Stock Option Agreement, dated February 1, 1998, between the
            Company and Maynard Jenkins.
10.10**     Stock Option Agreement, dated March 9, 1998, between the
            Company and Maynard Jenkins.
10.11++     Restated 1996 Associate Stock Option Plan.
10.12++     Restated 1996 Executive Stock Option Plan.
10.13*      1996 General and Administrative Staff Incentive Compensation
            Plan.
10.14****   CSK Auto Corporation Directors Stock Plan.

 EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBITS
10.15       Restricted Stock Agreement, dated as of June 12, 1998,
            between the Company and John F. Antioco.
10.16       Restricted Stock Agreement, dated as of October 7, 1998,
            between the Company and Morton Godlas.
10.17*      Real Estate Financing Agreement, dated as of October 30,
            1996, between Cantrade Trust Company Limited, in its
            capacity as trustee of The Carmel Trust, and Auto.
10.18*      Amended and Restated Lease, dated October 23, 1989 (the
            'Missouri Falls Lease'), between Auto and Missouri Falls
            Associates Limited Partnership.
10.19*      First Amendment to the Missouri Falls Lease, dated November
            22, 1991, between Auto and Missouri Falls Associates Limited
            Partnership.
10.20*      Amendment to Leases, dated as of October 30, 1996, by and
            between Missouri Falls Associates Limited Partnership and
            Auto.
10.21*      Financing Advisory Agreement, dated October 30, 1996,
            between Auto and Investcorp International Inc.
10.22*      Financial Advisory Services Letter Agreement, dated October
            30, 1996, between Auto and Investcorp International Inc.
10.23*      Standby Loan Commitment Letter Agreement, dated October 30,
            1996, between Auto and Invifin S.A.
10.24*      Agreement for Management Advisory, Strategic Planning and
            Consulting Services, dated October 30, 1996, between Auto
            and Investcorp International Inc.
10.25*      Stockholders' Agreement, dated October 30, 1996, by and
            among the Initial Investcorp Group, Cantrade Trust Company
            Limited in its capacity as trustee of The Carmel Trust, the
            Company and Auto.
10.25.1**   Form of Supplemental Stockholders' Agreement Signature Page.
10.25.2     Amendment to the Stockholders' Agreement, dated June 12,
            1998.
10.25.3     Form of Letter Agreement re: Stockholders' Agreement.
10.26*      Stock Purchase Agreement, dated September 29, 1996.
10.27**     Senior Executive Stock Loan Plan.
10.28**     Form of Stock Purchase Agreement.
16.01**     Letter of Price Waterhouse LLP re: Change in Certifying
            Accountant.
21.01++     Subsidiaries of the Company.
23.01++     Consent of PricewaterhouseCoopers LLP.
23.02       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
            5.01).
24.01++     Powers of Attorney (included on Signature Pages of
            Registration Statement).


------------------------------
   + To be filed by amendment.

  ++ Previously filed.

   * Incorporated herein by reference to CSK Auto, Inc.'s Registration Statement on Form S-4
     (File No. 333-22511).

  ** Incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 333-43211).

 *** Incorporated herein by reference to the Company's Annual Report on Form
     10-K, filed on May 4, 1998 (Reg. No. 001-13927).

**** Incorporated herein by reference to the Company's Quarterly Report on Form
     10-Q, filed on September 11, 1998 (Reg. No. 001-13927).

**** Incorporated herein by reference to the Company's Quarterly Report on Form
     10-Q, filed on September 11, 1998 (Reg. No. 001-13927).